Exhibit 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Michael R. Welch, CEO
269-429-9761
mike@xpocorporate.com
EXPRESS-1 EXPEDITING SOLUTIONS EXECUTES STRATEGY
SAINT JOSEPH, Mich. —August 11th, 2009 — Express-1 Expedited Solutions, Inc. today reported its earnings for the second quarter, ended June 30, 2009.
During the second quarter of 2009, Express-1 Expedited Solutions, Inc. reported a net income of $288,000 compared to $774,000 for the same quarter in 2008. The Company’s performance was impacted by a soft economy that resulted in a 25% reduction in total revenue as compared to the same quarter in 2008. The net income generated in the quarter was primarily attributable to operating cost reductions put in place during the first quarter. Michael R. Welch, the Company’s CEO, shared these thoughts, “We are cautiously optimistic that both revenue and net income will increase for the remainder of the year as we are beginning to see increased freight volumes.”
Selling, General, and Administrative costs decreased by $383,000 in the second quarter of 2009 compared to the same quarter in 2008. The second quarter represented the first period in which the full impact of these cuts was recognized and reduced the Company’s overall SG&A expense from 16% of gross revenues in the first quarter of 2009 to 13.5% of gross revenues in the second quarter of 2009. “We anticipate this percentage being further reduced as the economy improves and we gain additional efficiencies. Our ability to manage our SG&A costs will continue to be a critical component of our financial strategy in 2009,” stated Welch.
Express-1 Expedited Solutions, Inc. continues to maintain a strong balance sheet by successfully administering its accounts receivables. “Our support team has done a tremendous job of managing our accounts receivables; we have not realized any major write-offs during the first 6 months of 2009,” said Welch. The Company’s concentration of risk also remains healthy as it doesn’t have any one customer that represents over 5% of its outstanding receivables. Additionally, the combined receivables of the Big Three automotive manufacturers represent only 4% of the Company’s outstanding accounts receivables as of June 30, 2009.
Overall, cash flow remains healthy as the Company has additional available capacity of $4.7 million on its line of credit and no immediate capital expenditure plans. The Company remains in compliance with all of its debt covenants as of June 30, 2009.
Conference Call/Webcast Information
Management will conduct a conference call Tuesday, August 11, 2009, at 10:00 a.m. Eastern to discuss the Company’s second quarter financial results. Those interested in accessing a live or archived Webcast of the call should visit the Company’s Website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 877-407-0782, with international participants dialing 201-689-8567. A playback will be available until midnight on August 18, 2009. To listen to the playback, please call 877-660-6853 or 201-612-7415 for international callers. Use account number 286 and conference ID number 329293. Additionally, the webcast will be available for 12 months on the corporate website under the Vcall caption.

About Express-1 Expedited Solutions, Inc.
Express-1 Expedited Solutions, Inc. is a non-asset based services organization focused on premium transportation through its business segments, Express-1, Inc. (Buchanan, Michigan), Concert Group Logistics, Inc. (CGL) (Downers Grove, Illinois), and Bounce Logistics, Inc. (South Bend, Indiana). Serving more than 2,000 customers, these business units are focused on premium services that include: same-day, time—sensitive transportation as well as domestic and international freight forwarding. The operations are handled by experienced inside sales staff using the latest in operational software. The Company’s operating model can be described as non-asset or asset light, as independent contractors and capacity obtained through brokerage agreements fulfill the trucking services for most of its shipments. Express-1 Expedited Solutions, Inc. is publicly traded on the NYSE AMEX Equities Exchange (formerly AMEX) under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance are subject to risks. These risks include: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above, you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Express-1 Expedited Solutions
Consolidated Balance Sheet

	(Unaudited)
	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash	$1,526,000	$1,107,000
Accounts receivable, net of allowances of $195,000 and $133,000, respectively	12,340,000	12,202,000
Prepaid expenses	224,000	372,000
Deferred tax asset, current	518,000	493,000
Other current assets	472,000	650,000

Total current assets	15,080,000	14,824,000

Property and equipment, net of $2,369,000 and $2,220,000 in accumulated depreciation, respectively	2,931,000	3,141,000
Goodwill	15,602,000	14,915,000
Identifiable intangible assets, net of $1,906,000 and $1,682,000 in accumulated amortization, respectively	7,617,000	7,631,000
Loans and advances	45,000	63,000
Other long term assets	1,178,000	1,108,000

Total long term assets	27,373,000	26,858,000

Total assets	$42,453,000	$41,682,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,483,000	$6,578,000
Accrued salaries and wages	296,000	691,000
Accrued expenses, other	1,753,000	862,000
Line of credit	4,715,000	—
Current maturities of long-term debt	1,215,000	1,235,000
Other current liabilities	415,000	1,030,000

Total current liabilities	13,877,000	10,396,000

Line of credit	—	2,320,000
Notes payable and capital leases, net of current maturities	820,000	1,400,000
Deferred tax liability, long-term	443,000	583,000
Other long-term liabilities	401,000	456,000

Total long-term liabilities	1,664,000	4,759,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares; no shares issued or outstanding	—	—
Common stock, $.001 par value; 100,000,000 shares authorized; 32,215,218 and 32,215,218 shares issued; and 32,035,218 and 32,035,218 shares outstanding, respectively	32,000	32,000
Additional paid-in capital	26,408,000	26,316,000
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)
Accumulated earnings	579,000	286,000

Total stockholders’ equity	26,912,000	26,527,000

	$42,453,000	$41,682,000

Express-1 Expedited Solutions
Consolidated Statements of Operation

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenues
Operating revenue	$22,243,000	$29,675,000	$42,315,000	$53,391,000
Expenses
Direct expense	18,606,000	24,925,000	35,462,000	44,531,000

Gross margin	3,637,000	4,750,000	6,853,000	8,860,000
Sales general and administrative expense	3,006,000	3,389,000	6,249,000	6,539,000

Operating income from continuing operations	631,000	1,361,000	604,000	2,321,000

Other expense	19,000	12,000	9,000	15,000
Interest expense	26,000	99,000	48,000	179,000

Income from continuing operations before income tax	586,000	1,250,000	547,000	2,127,000
Income tax provision	273,000	509,000	259,000	856,000

Income from continuing operations	313,000	741,000	288,000	1,271,000
Income (loss) from discontinued operations, net of tax	(25,000)	33,000	5,000	146,000

Net income	$288,000	$774,000	$293,000	$1,417,000

Basic income per share
Income from continuing operations	$0.01	$0.02	$0.01	$0.05
Income from discontinued operations	—	—	—	—
Net income	0.01	0.02	0.01	0.05

Diluted income per share
Income from continuing operations	0.01	0.02	0.01	0.05
Income from discontinued operations	—	—	—	—
Net income	$0.01	$0.02	$0.01	$0.05

Weighted average common shares outstanding
Basic weighted average common shares outstanding	32,035,218	31,723,787	32,035,218	30,883,946
Diluted weighted average common shares outstanding	32,147,648	32,067,972	32,139,842	31,225,376

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Three Months Ended June 30,
(Unaudited)

					Percent of
	Quarter to Date		Quarter to Quarter Change		Business Unit Revenue
	2009	2008	In Dollars	In Percentage	2009	2008
Revenues
Express-1	$10,090,000	$14,609,000	$(4,519,000)	-30.9%	45.4%	49.2%
Concert Group Logisitcs	10,155,000	14,492,000	(4,337,000)	-29.9%	45.7%	48.8%
Bounce Logistics	2,232,000	1,045,000	1,187,000	113.6%	10.0%	3.5%
Intercompany eliminations	(234,000)	(471,000)	237,000	50.3%	-1.1%	-1.5%

Total revenues	22,243,000	29,675,000	(7,432,000)	-25.0%	100.0%	100.0%

Direct expenses
Express-1	7,793,000	11,250,000	(3,457,000)	-30.7%	77.2%	77.0%
Concert Group Logisitcs	9,174,000	13,232,000	(4,058,000)	-30.7%	90.3%	91.3%
Bounce Logistics	1,873,000	914,000	959,000	104.9%	83.9%	87.5%
Intercompany eliminations	(234,000)	(471,000)	237,000	50.3%	100.0%	100.0%

Total direct expenses	18,606,000	24,925,000	(6,319,000)	-25.4%	83.6%	84.0%

Gross margin
Express-1	2,297,000	3,359,000	(1,062,000)	-31.6%	22.8%	23.0%
Concert Group Logisitcs	981,000	1,260,000	(279,000)	-22.1%	9.7%	8.7%
Bounce Logistics	359,000	131,000	228,000	174.0%	16.1%	12.5%

Total gross margin	3,637,000	4,750,000	(1,113,000)	-23.4%	16.4%	16.0%

Selling, general & administrative
Express-1	1,600,000	1,918,000	(318,000)	-16.6%	15.9%	13.1%
Concert Group Logisitcs	630,000	866,000	(236,000)	-27.3%	6.2%	6.0%
Bounce Logistics	273,000	198,000	75,000	37.9%	12.2%	18.9%
Corporate	503,000	407,000	96,000	23.6%	2.3%	1.4%

Total selling, general & administrative	3,006,000	3,389,000	(383,000)	-11.3%	13.5%	11.4%

Operating income from continuing operations
Express-1	697,000	1,441,000	(744,000)	-51.6%	6.9%	9.9%
Concert Group Logisitcs	351,000	394,000	(43,000)	-10.9%	3.5%	2.7%
Bounce Logistics	86,000	(67,000)	153,000	228.4%	3.9%	-6.4%
Corporate	(503,000)	(407,000)	(96,000)	-23.6%	-2.3%	-1.4%

Operating income from continuing operations	631,000	1,361,000	(730,000)	-53.6%	2.8%	4.6%

Interest expense	26,000	99,000	(73,000)	-73.7%	0.1%	0.3%
Other expense	19,000	12,000	7,000	58.3%	0.1%	0.0%

Income from continuing operations before tax	586,000	1,250,000	(664,000)	-53.1%	2.6%	4.2%

Tax provision	273,000	509,000	(236,000)	-46.4%	1.2%	1.7%

Income from continuing operations	313,000	741,000	(428,000)	-57.8%	1.4%	2.5%

Income (loss) from discontinued operations, net of tax	(25,000)	33,000	(58,000)	-175.8%	-0.1%	0.1%

Net income	$288,000	$774,000	$(486,000)	-62.8%	1.3%	2.6%

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Six Months Ended June 30,
(Unaudited)

					Percent of
	Year to Date		Year to Year Change		Business Unit Revenue
	2009	2008	In Dollars	In Percentage	2009	2008
Revenues
Express-1	$18,978,000	$27,777,000	$(8,799,000)	-31.7%	44.8%	52.0%
Concert Group Logisitcs	19,794,000	24,963,000	(5,169,000)	-20.7%	46.8%	46.8%
Bounce Logistics	4,012,000	1,228,000	2,784,000	226.7%	9.5%	2.3%
Intercompany eliminations	(469,000)	(577,000)	108,000	18.7%	-1.1%	-1.1%

Total revenues	42,315,000	53,391,000	(11,076,000)	-20.7%	100.0%	100.0%

Direct expenses
Express-1	14,669,000	21,305,000	(6,636,000)	-31.1%	77.3%	76.7%
Concert Group Logisitcs	17,926,000	22,716,000	(4,790,000)	-21.1%	90.6%	91.0%
Bounce Logistics	3,336,000	1,087,000	2,249,000	206.9%	83.2%	88.5%
Intercompany eliminations	(469,000)	(577,000)	108,000	18.7%	100.0%	100.0%

Total direct expenses	35,462,000	44,531,000	(9,069,000)	-20.4%	83.8%	83.4%

Gross margin
Express-1	4,309,000	6,472,000	(2,163,000)	-33.4%	22.7%	23.3%
Concert Group Logisitcs	1,868,000	2,247,000	(379,000)	-16.9%	9.4%	9.0%
Bounce Logistics	676,000	141,000	535,000	379.4%	16.8%	11.5%

Total gross margin	6,853,000	8,860,000	(2,007,000)	-22.7%	16.2%	16.6%

Selling, general & administrative
Express-1	3,452,000	3,780,000	(328,000)	-8.7%	18.2%	13.6%
Concert Group Logisitcs	1,317,000	1,608,000	(291,000)	-18.1%	6.7%	6.4%
Bounce Logistics	549,000	334,000	215,000	64.4%	13.7%	27.2%
Corporate	931,000	817,000	114,000	14.0%	2.2%	1.5%

Total selling, general & administrative	6,249,000	6,539,000	(290,000)	-4.4%	14.8%	12.2%

Operating income from continuing operations
Express-1	857,000	2,692,000	(1,835,000)	-68.2%	4.5%	9.7%
Concert Group Logisitcs	551,000	639,000	(88,000)	-13.8%	2.8%	2.6%
Bounce Logistics	127,000	(193,000)	320,000	165.8%	3.2%	-15.7%
Corporate	(931,000)	(817,000)	(114,000)	-14.0%	-2.2%	-1.5%

Operating income from continuing operations	604,000	2,321,000	(1,717,000)	-74.0%	1.4%	4.3%

Interest expense	48,000	179,000	(131,000)	-73.2%	0.1%	0.3%
Other expense	9,000	15,000	(6,000)	-40.0%	0.0%	0.0%

Income from continuing operations before tax	547,000	2,127,000	(1,580,000)	-74.3%	1.3%	4.0%

Tax provision	259,000	856,000	(597,000)	-69.7%	0.6%	1.6%

Income from continuing operations	288,000	1,271,000	(983,000)	-77.3%	0.7%	2.4%

Income from discontinued operations, net of tax	5,000	146,000	(141,000)	-96.6%	0.0%	0.3%

Net income	$293,000	$1,417,000	$(1,124,000)	-79.3%	0.7%	2.7%